EXHIBIT 10.1

FORM OF INCENTIVE STOCK OPTION AGREEMENT

FOR THE 2012 INTERNATIONAL BANCSHARES CORPORATION STOCK OPTION PLAN

INTERNATIONAL BANCSHARES CORPORATION

INCENTIVE STOCK OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”) is made as of the        day of                   , 2012, by and between INTERNATIONAL BANCSHARES CORPORATION, a Texas corporation (the “Company”), and                                  (the “Participant”), an employee of the Company or one of the subsidiary banks of the Company.

WHEREAS, the Board of Directors of the Company adopted the 2012 International Bancshares Corporation Stock Option Plan (the “Plan”) on April 2, 2012, which Plan was approved by the shareholders of the Company on May 21, 2012;

WHEREAS, the Company has developed the Plan to provide select valuable employees with the opportunity to become part owners of the Company and to thereby provide the Participants with an additional incentive to contribute to and benefit from the long-term growth, increased value of the goodwill and profitability of the Company;

WHEREAS, a copy of the Plan has been provided to the Participant; and

WHEREAS, the Stock Option Plan Committee (the “Committee”), appointed by the Board of Directors of the Company to administer the Plan, has determined that the Participant is eligible to receive an option to purchase shares of common stock, par value $1.00 per share (“Common Stock”), of the Company;

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.                                                   Grant of Option.

Subject to the terms and conditions hereinafter set forth, the Company hereby grants to the Participant the right to purchase, during the period specified in Section 2 hereof,                                    (            ) shares of Common Stock (such shares of Common Stock being hereinafter referred to as the “Shares”) at a price of                                              ($          ) per Share (the “Option Price”), in accordance with the terms of this Agreement and the Plan (such right being hereinafter referred to as the “Option”).  This Option is intended to qualify as an incentive stock option as defined under the Code.  The Committee, exercising good faith, has determined that the Option Price is equal to at least one hundred percent (100%) of the Fair Market Value (as defined in the Plan) of each Share on the date hereof or, in the case of the Participant (a “Controlling Participant”) owning more than ten percent (10%) of the Common Stock or more than ten percent (10%) of the voting stock of a Subsidiary (as defined in the Plan), the Option Price is equal to one hundred ten percent (110%) of the Fair Market Value of each Share on the date hereof  Upon the expiration of the Option, the Participant shall have no further rights in or under the Option or to the Shares which shall not have been purchased by such time pursuant to the Option.

2.                                                   Duration of Option.

A.                                                The Option shall be effective during the period commencing as of the date hereof and ending on the earliest of:

(i)                                                   the date all of the Shares are purchased pursuant to the terms of this Agreement or are surrendered to the Company pursuant to Section 3E or Section 5 hereof, or the Option is cancelled, exchanged or replaced pursuant to Section 4B;

(ii)                                                the day immediately preceding that date that is nine (9) months from the date of Participant’s termination of employment with the Company as a result of the permanent disability or death of the Participant;

(iii)                                             the day immediately preceding that date that is one (1) month from the date of Participant’s termination of employment with the Company as a result of the termination of the Participant’s employment by the Company other than for Good Reason;

(iv)                                            immediately upon the Participant’s termination of employment by the Company for Good Reason or the resignation of employment by the Participant;

(v)                                               the day immediately preceding that date that is three (3) months from the date that the Participant’s responsibilities or duties with the Company, as may be determined by the Company’s management, have been substantially reduced; or

(vi)                                            At 5:00 p.m. on the tenth anniversary of the date of grant of the Option, except incentive stock options granted to 10% shareholders which shall be exercisable only until the fifth anniversary of the date of grant of the Option.

Upon the expiration of the Option, the Participant shall have no further rights in or under the Option or to the Shares which shall not have been purchased by such time pursuant to the Option.  Notwithstanding the foregoing, the Committee may, in its sole discretion, extend the duration of the Option beyond the expiration date set forth above by giving written notice to such effect to the Participant, in which event the Option shall terminate in full on the last day of such extended term.

B.                                                For all purposes of this Agreement:

(i)                                                   Termination of the Participant’s employment shall mean the Participant’s termination of employment with the Company for any reason whatsoever, including, without limitation, death, permanent disability, retirement, voluntary termination, dismissal for or not for Good Reason or resignation.  Absence on leave, if approved by an executive officer of the Company prior to such leave, shall not be considered a termination of employment for any purpose under the Option to the extent that such absence does not constitute an interruption or termination of the status of the Participant as an “employee” under Section 1.421-7(h) of the Regulations under the Internal Revenue Code of 1986, as amended (the “Code”), and corresponding provisions of successor Regulations.

(ii)                                                The term “permanent disability” shall mean disability caused by accident, illness or insanity resulting in the inability, for a period of three (3) substantially consecutive months, of the Participant fully to perform the duties as an employee of the Company which the Participant was performing prior to such disability and which will cause the Participant to be “permanently and totally disabled” as defined by Section 22(e) (3) of the Code and corresponding provisions of successor statutes.

(iii)                                             Termination of employment for “Good Reason” shall mean termination of the Participant’s employment by the Company (i) upon failure of the Participant to satisfactorily perform his responsibilities and duties as prescribed and amended from time to time, (ii) upon the Participant being charged with an act punishable by imprisonment or committing an act of moral turpitude, (iii) upon the engaging of the Participant in conduct which is detrimental to the Company’s reputation, character or standing or otherwise injurious to the Company, monetarily or otherwise, including, but not limited to, embezzlement, fraud, theft, dishonesty, misfeasance, malfeasance, neglect of duties, incompetence and insubordination, (iv) upon any violation by the Participant of the policies and procedures promulgated from time to time by the Company, or (v) at any time after the Participant shall have given notice of termination of, or the Company reasonably believes the Participant intends to terminate, his or her employment with the Company for any reason (other than any written notice of termination given at least three (3) months in advance of the contemplated date of termination set forth in such written notice).

(iv)                                            In the event of a dispute between the Participant and the Company as to whether the Participant has been terminated by the Company for Good Reason or whether there has been a substantial reduction in the Participant’s responsibilities or duties with the Company, the decision of the Committee with respect to such matter, determined in good faith, shall be final and conclusive and binding on the Participant.

3.                                                   Exercise of Option.

A.                                                 Subject to the provisions of Section 2 hereof regarding the duration of the Option and Section 4 hereof regarding accelerated vesting, the Option may be exercised by the Participant as follows:

5% on the second anniversary of the date of grant of the Option;

10% on the third anniversary of the date of grant of the Option;

15% on the fourth anniversary of the date of grant of the Option;

20% on the fifth anniversary of the date of grant of the Option;

25% on the sixth anniversary of the date of grant of the Option;

25% on the seventh anniversary of the date of grant of the Option.

Any portion of the Option eligible to be exercised by the Participant and not previously exercised may be exercised during the duration of the Option as set forth in Section 2 hereof. Subject to the other provisions of the Option, the Participant’s right to exercise the Option shall accrue as set forth above and if such accrual is in installments, said installments shall be cumulative (i.e., once the right to purchase the number of shares of an installment has accrued, such shares may be purchased at any time during the duration of the Option as set forth in Section 2).  Notwithstanding any provision in this Agreement to the contrary and subject to the accelerated vesting pursuant to the following sentence and Section 4 hereof, if the Participant ceases to be an employee of the Company for any reason, or there is a substantial reduction in the responsibilities or duties of the Participant as contemplated in clause (v) of Section 2A hereof, the Participant shall have no rights with respect to the portion of the Option that is not then vested and the unvested portion of the Option shall be automatically forfeited. Notwithstanding the foregoing sentence, in the event that the Participant has continuously been an employee for the entire fifteen (15) year period immediately preceding his death, the Option shall become fully exercisable upon the death of the Participant.

Notwithstanding anything contained in this Agreement to the contrary, the Option may be exercised only in amounts of one hundred (100) Shares or whole multiples thereof; provided, however, that such restriction shall not apply to the purchase by the Participant of all Shares which are the subject of the Option which have not previously been purchased by the Participant and which the Participant shall be otherwise entitled to purchase.  The Option may be exercised only if compliance with all applicable federal and state securities laws can be effected and only by (i) the Participant’s completion, execution and delivery to the Company of a notice of exercise and “investment letter” (if required by the Company) as supplied by the Company, (ii) the payment to the Company, as provided in Section 3C hereof, of an amount equal to the amount obtained by multiplying the Option Price by the number of Shares being purchased pursuant to such exercise, as shall be specified by the Participant in such notice of exercise, (iii) the payment of any amounts owing pursuant to Section 6B.  Notwithstanding anything contained in this Agreement to the contrary, it is a specific condition to the grant and exercise of this Option that the Participant has executed and delivered to the Company the International Bancshares Corporation Non-Disclosure and Non-Solicitation Agreement.  The Option may be exercised only if Participant is in strict compliance with the terms of such Agreement at the time of the exercise of the Option.

Except in the event of the death of the Participant, in which event the Participant’s estate, executors or administrators, or personal or legal representatives may exercise the Option in accordance with the terms of Section 3B hereof, the Option or any of the rights thereunder may be exercised by the Participant or a permitted transferee only and may not be transferred or assigned in whole or in part, whether voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution and succession) or on an absolute or contingent basis; provided, however, the Committee may, in its sole discretion, approve a transfer of the Option by will or the laws of descent and distribution.  Any permitted transferee desiring to exercise the Option shall be required, as a condition to the exercise of the Option, to furnish to the Company such documentation as the Company shall deem satisfactory to evidence the authority of such person to exercise the Option.

B.                                                In the event of the death of the Participant at such time that the Participant shall possess the Option pursuant to the terms of this Agreement, the Participant’s estate, executors or administrators, or personal or legal representatives shall be entitled, for a period of nine (9) months following the date of the Participant’s death, to exercise the Option, but only to the extent that the Participant was entitled to exercise the Option on the date of such death.  Any person so desiring to exercise the Option shall be required, as a condition to the exercise of the Option, to furnish to the Company such documentation as the Company shall deem satisfactory to evidence the authority of such person to exercise the Option on behalf of the Participant’s estate.  In the event of the exercise of the Option by the Participant’s estate, executors or administrators, or personal or legal representatives, all references herein to the Participant shall, to the extent applicable, be deemed to refer to and include such estate, executors or administrators, or personal or legal representatives, as the case may be.

C.                                                Payment of the amount determined pursuant to Section 3A hereof shall be made in cash and/or by surrender by the Participant of a sufficient number of shares of the Common Stock (previously acquired by the Participant) at a price determined by an established market or, if the Common Stock is not publicly traded, by the Committee.

D.                                                Upon the exercise of the Option by the Participant, or as soon thereafter as is practicable, the Company shall issue and deliver to the Participant a certificate or certificates evidencing such number of Shares as the Participant has so elected to purchase. Such certificate or certificates shall be registered in the name of the Participant and, if applicable, shall bear any legend the Committee may deem appropriate under any federal or state securities law, rule or regulation and, if applicable, a legend referring to the restrictions provided hereunder and under the Plan and any legend required by the Texas Business Organizations Code that the Committee may deem appropriate.  Upon the exercise of the Option and the issuance and delivery of such certificate or certificates, the Participant shall have all the rights of a shareholder with respect to such Shares and to receive all dividends or other distributions paid or made with respect thereto; provided, however, that such Shares shall be subject to the restrictions hereunder and in the Plan.  In the event of a merger or consolidation to which the Company is a party (other than as the surviving entity), or of any other acquisition of a majority of the outstanding shares of Common Stock of the Company, or of any transfer of all or substantially all of the assets of the Company, a determination as to whether the stock of the acquiring company so received (if any) shall be subject to the restrictions set forth in this Agreement shall be made solely by the acquiring company.

E.                                                 The Committee may, in its sole discretion and upon such terms and conditions as it deems appropriate, accept the surrender by the Participant of the Participant’s right to exercise the Option, in whole or in part, and authorize a payment in consideration therefor of an amount equal to the difference obtained by subtracting the Option Price of the Shares which are the subject of such surrendered Option from the Fair Market Value of the Shares which are the subject of such surrendered Option on the date of such surrender (such amount not to be less than zero), such payment to be in cash.

4.                                                   Change of Control.

A.                                                The Option shall automatically become fully exercisable upon the occurrence of a Change of Control, provided that (i) the Participant is an employee of the Company as of the date of the occurrence of a Change of Control , (ii) prior to the date of the occurrence of the Change of Control, there has not been a substantial reduction in the duties or responsibilities of the Participant as contemplated in clause (v) of Section 2A hereof, and (iii) the Participant did not initiate the event that resulted in the occurrence of such Change of Control in a capacity other than as an officer or director of the Company.

B.                                                In the event of a Change of Control (i) the purchaser(s) of the Company’s stock or assets may, in his, her or its discretion, deliver to the Participant the same kind of consideration that is delivered to the shareholders of the Company as a result of such Change in Control, or the Committee may, in its discretion, cancel the Option in exchange for consideration in cash, shares of stock or other securities of any such purchaser, which consideration in both cases shall be equal in value to the value of any cash, shares of stock or other securities the Participant would have received had the Option been fully exercised (to the extent then vested and exercisable, after giving effect to Section 4A and no disposition of the shares of Stock acquired upon such exercise been made prior to such Change in Control, less the aggregate Option Price therefor or (ii) the purchaser(s) of the Company’s assets or stock may, in his, her or its discretion, assume the Option or replace the Option with a comparable Option to purchase shares of capital stock of any successor corporation or affiliate thereof.  Upon any such Option cancellation by the Committee, the Option (including any vested or unvested portion thereof) and all rights of the Participant hereunder shall immediately terminate and be of no further force and effect.  The value of the cash, stock or other securities the Participant would have received if the Option had been exercised shall be determined in good faith by the Committee.

5.                                                   Changes in Capital Structure of the Company.

Subject to any required action by the shareholders of the Company and the provisions of the Texas Business Organizations Code, in the event that the outstanding shares of Company Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, recapitalization, reclassification, combination of shares, stock split-up, or stock dividend, or similar event affecting the Company, the corresponding proportionate adjustments shall be made to the number, the Option Price and the kind of shares or property subject to each outstanding grant unless the Committee, in its sole discretion, determines such adjustments are not appropriate or advisable.

6.                                                   Notice of Termination; Recovery of Option Gains in Certain Events.

A.  The Participant acknowledges that in the event the Participant terminates his or her employment with the Company for any reason, the Company will expend substantial resources, including without limitation, spending significant time and effort to seek, recruit, hire and/or train a satisfactory replacement(s) for the Participant’s position to transition the Participant’s duties and responsibilities, and to otherwise prepare for the Participant’s ceasing to be an employee of the Company.  In light of the foregoing, the Participant agrees to give the Company at least three (3) months advance written notice prior to terminating his or her employment with the Company for any reason not related to the disability of the Participant (“Prior Written Notice”).

B.  The Participant acknowledges and agrees that the Option has been granted in part in anticipation of and to encourage the Participant’s continued employment with the Company and to provide the Participant with an additional incentive to contribute to and benefit from the long-term growth, increased value of the goodwill and profitability of the Company.  In light of the foregoing, and notwithstanding any provision in this Agreement to the contrary, and in addition to the provisions of paragraph 6A and the remaining provisions of this Agreement, upon any termination of the Participant’s employment with the Company either (x) by the Participant for any reason; or (y) at any time after the Participant shall have given notice of termination of (other than Prior Written Notice), or at any time after the Company reasonably believes the Participant intends to terminate, his or her employment with the Company (other than a belief based on the receipt of a Prior Written Notice) or (z) by the Company for Good Reason, then, in any such event, the Company shall be entitled to payment from the Participant, and the Participant shall immediately pay to the Company, an aggregate amount equal to the sum of all Option Gains (as hereinafter defined) arising out of the exercise by the Participant during the Exercise Period of options to purchase Common Stock of the Company, including, but not limited to, the exercise of all or part of the Option provided for in this Agreement as well as any other options or similar rights to purchase Common Stock of the Company which may at any time prior to the date hereof been granted or may hereafter be granted by the Company to the Participant.  If the Participant shall exercise any option (including, without limitation, the Option), in whole or in part, at any time after the Participant shall have given notice of termination of employment (other than Prior Written Notice), or at any time after the Company reasonably believes the Participant intends to terminate his or her employment with the Company (other than a belief based on Prior Written Notice) , then the amount payable pursuant to the preceding sentence shall be paid by the Participant to the Company concurrently with, and as a condition to, the exercise of such option, and the Company shall have no obligation to deliver the shares of Common Stock until such amount shall have been paid (together with the aggregate Option Price payable pursuant to Section 3 hereof or the corresponding provisions of such other option, as applicable).  The term “Option Gain” shall be an amount equal to (i) the Fair Market Value (as defined in the Plan) of a share of Common Stock on the date of exercise of any option granted to the Participant by the Company minus the exercise price of such option multiplied by (ii) the number of shares of Common Stock purchased by the Participant upon the exercise of such option.  The term “Exercise Period” shall mean the period commencing on the date which is three (3) months immediately prior to the Participant’s termination of employment with the Company and ending upon the expiration of all of the Participant’s options to purchase Common Stock.

7.                                                   Rights Prior to Exercise.

The Participant shall have no equity interest in the Company or any voting, dividend, liquidation or dissolution rights with respect to any capital stock of the Company solely by reason of having the Option or having executed this Agreement.  Furthermore, prior to the exercise of all or a portion of the Option, as set forth in Section 3A hereof, and the issuance and delivery of a certificate or certificates evidencing the Shares purchased pursuant to the exercise of all or a portion of the Option, the Participant shall have no interest in, or any voting, dividend, liquidation or dissolution rights with respect to, the Shares.

8.                                                   Employment of the Participant.

Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company shall continue to employ the Participant, nor shall this Agreement affect in any way the right of the Company to terminate the employment of the Participant at any time and for any reason.  By the Participant’s execution of this Agreement, the Participant acknowledges and agrees that the Participant’s employment is “at will.”  Except as otherwise provided in this Agreement or the Plan, no change of the Participant’s duties as an employee of the Company shall result in, or be deemed to be, a modification of any of the terms of this Agreement.

9.                                                   Burden and Benefit; Company.

This Agreement shall be binding upon, and shall inure to the benefit of, the Company and the Participant, and their respective heirs, personal and legal representatives, successors and assigns.  All references herein to the Participant’s employment by the Company shall also include the employment of the Participant by any Subsidiary (as defined in the Plan).  The Participant hereby consents to the enforcement of any and all of the provisions of this Agreement by or for the benefit of the Company and the Subsidiaries.

10.                                            Certain Dispositions.

If the Participant shall make a disposition (within the meaning of Section 424(c) of the Code and Regulations thereunder, or corresponding provisions of successor authority) of any of the Shares within two (2) years from the date of grant of the Option or one (1) year after the issuance or transfer of such Shares to the Participant, the Participant agrees to notify the Company of such disposition within ten (10) days thereof.  The Participant and the Company acknowledge that upon such disposition, the Option may not qualify as an incentive stock option, as defined in Section 422 of the Code.  In the event that the Option fails to qualify as an incentive stock option, the Participant and the Company agree that the Option shall become classified and treated for Federal income tax purposes as a nonstatutory stock option.

11.                                            Gender.

The use of any gender herein shall be deemed to be or include the other gender and the use of the singular herein shall be deemed to be or include the plural (and vice versa), whenever appropriate.

12.                                            Headings.

The headings and other captions contained in this Agreement are for convenience of reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

13.                                            Entire Agreement.

This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations between the parties hereto with respect to the Option and the Shares, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between them with respect to the Option or the Shares other than as set forth herein.  Any and all prior agreements between the parties hereto with respect to any stock purchase rights or stock option rights regarding the Shares or the Option are hereby revoked.  This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to the Option and the Shares.

14.                                            Notices.

Any and all notices provided for herein shall be sufficient if in writing, and sent by hand delivery or by certified or registered mail (return receipt requested and first-class postage pre-paid), in the case of the Company, to its principal office, and, in the case of the Participant, to the Participant’s address as shown on the Company’s records.

15.                                            Invalid or Unenforceable Provisions.

The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof.  The Participant agrees that the breach or alleged breach by the Company of (i) any covenant contained in another agreement (if any) between the Company and the Participant or (ii) any obligation owed to the Participant by the Company, shall not affect the validity or enforceability of the covenants and agreements of the Participant set forth herein.

16.                                            Arbitration.

The parties further agree that any and all controversies between the Participant and the Company shall be settled by arbitration in accordance with the Company’s Open Door Policy for Dispute Resolution.

17.                                            Governing Law.

This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

18.                                            Modifications.

Unless otherwise provided in this Agreement or the Plan, no change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto; provided, however, that the Participant hereby covenants and agrees to execute any amendment to this Agreement which shall be required or desirable (in the opinion of the Company or its counsel) in order to comply with any rule or regulation promulgated or proposed under the Code by the Internal Revenue Service.

19.                                            Terms and Conditions of Plan.

The terms and conditions included in the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, such term or provision of the Plan shall control.

20.                                            Invalid Provisions.

A.                                                   The Participant specifically recognizes and affirms that, notwithstanding the provisions of Section 15 of this Agreement, each of the covenants contained in Section 6 of this Agreement is a material and important term of this Agreement which has induced the Company to provide for the award of the Option granted hereunder and the other promises made by the Company herein, and the Participant further agrees that should all or any part or application of Section 6 of this Agreement be held or found invalid or unenforceable for any reason whatsoever, then (i) the Option and the Participant’s rights hereunder shall be null and void and of no further force and effect, and (ii) the Company shall, if it so elects, be entitled to receive from the Participant, and upon the making of such an election by the Company, the Participant shall be obligated to promptly endorse, transfer and deliver to the Company, all Shares held by the Participant that were obtained by the Participant pursuant to this Agreement (including all shares obtained in respect thereof by virtue of any stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange, or other transaction (collectively, “stock dividends”), whereupon the Company shall return to the Participant for each Share received the Option Price paid by the Participant (as adjusted for stock dividends).  If the Participant has sold, transferred, or otherwise disposed of any Shares obtained pursuant to this Agreement (including any shares obtained in respect thereof pursuant to any stock dividends), the Company shall be entitled to receive from the Participant, and the Participant shall promptly pay to the Company, an amount in cash equal to the difference between the Option Price paid by the Participant (as adjusted for stock dividends) and the fair market value of the Shares (including all shares obtained in respect thereof pursuant to any stock dividends) on the date of sale, transfer or other disposition.

21.                                            Amendment of Prior Option Agreements.

Sections 6 and 20 replace any provision governing the recovery of Option Gains from a Participant in the event of the Participant’s failure to timely provide the specified Prior Written Notice of termination or in certain other designated circumstances related to the termination of the employment of the Participant in any stock option agreement between the Employee and the Company entered into as of a date prior to the date of this Agreement.  All such prior agreements including any such provisions are hereby amended to include Sections 6 and 20 hereof in place of any such provisions in prior agreements.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the day and year first above written.

INTERNATIONAL BANCSHARES
CORPORATION, a Texas corporation

ATTEST:

By:	By:
Secretary	Dennis E. Nixon, President

The undersigned Participant represents that he or she has read this Incentive Stock Option Agreement and the 2012 International Bancshares Corporation Stock Option Plan and acknowledges that the Option or the Shares he or she receives are subject to the terms of both.

WITNESS:	PARTICIPANT: